THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                DECEMBER 31, 1997

                    PROFILE OF INCOME MANAGER(R) ROLLOVER IRA
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.

               [Picture of Equitable Logo "Goddess of Protection"]

1. THE ANNUITY CERTIFICATE. The Rollover IRA Certificate is a deferred individual retirement annuity (IRA, which can be either TRADITIONAL IRAS or ROTH
IRAS) issued by Equitable Life. It is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GIROS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the GIROs' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under your Certificate on a tax-deferred basis until amounts are distributed. All amounts distributed are subject to income tax.

The Investment Funds offer a potential for better returns than the interest rates guaranteed under GIROs, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The  Certificate   provides  a  number  of   distribution   methods  during  the
accumulation phase and for converting to annuity income, which include the ASSURED PAYMENT OPTION, APO PLUS and other annuity benefits.

The Assured Payment Option may also be elected if you desire to start receiving a form of lifetime income immediately. When you elect the Assured Payment Option, your Certificate's value will be reduced to provide for guaranteed lifetime income. You may also elect APO Plus whereby a portion of your money is invested under the Assured Payment Option, and the remaining amount is allocated to the Alliance Common Stock Fund or the Alliance Equity Index Fund, as you select. Every three years during the fixed period of the Assured Payment Option, a portion of your money in the selected Investment Fund is applied to increase the guaranteed payments under the Assured Payment Option. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you will receive.

2. ANNUITY PAYMENTS. You can have your Certificate's value applied to any of the following ANNUITY BENEFITS: (1) Life Annuity - payments for your life; (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and
(4) Period Certain Annuity - payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity Benefits (other than the Refund Certain which is only available on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving income annuity payments, you cannot change your annuity benefit.

                  Income Manager is a registered service mark
                      and baseBUILDER is a service mark of
           The Equitable Life Assurance Society of the United States.

3. PURCHASE. You can purchase a Certificate by rolling over or transferring at least $5,000 or more from one or more individual retirement arrangements. Under a Traditional IRA Certificate you may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Regular contributions under a Traditional IRA are limited to $2,000 per year, but additional rollover or IRA transfer amounts are unlimited. In certain cases, additional amounts may not be added to a Roth IRA Certificate.

Subject to certain age restrictions, you may purchase the baseBUILDER(SM) guaranteed benefits in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

---------------------------------------------------------------------------------------------------------------------
                                                      EQUITY SERIES:
---------------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                         INTERNATIONAL EQUITY                      AGGRESSIVE EQUITY
   Alliance Common Stock                   Alliance Global                           Alliance Aggressive Stock
   Alliance Growth & Income                Alliance International                    Alliance Small Cap Growth
   BT Equity 500 Index                     BT International Equity Index             BT Small Company Index
   EQ/Putnam Growth & Income Value         Morgan Stanley Emerging Markets           MFS Emerging Growth Companies
   MFS Research                              Equity                                  Warburg Pincus Small Company
   Merrill Lynch Basic Value Equity        T. Rowe Price International Stock           Value
   T. Rowe Price Equity Income

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
            ASSET ALLOCATION SERIES                                  FIXED INCOME SERIES
---------------------------------------------------------------------------------------------------------------------
   Alliance Conservative Investors      AGGRESSIVE FIXED INCOME                   DOMESTIC FIXED INCOME
   Alliance Growth Investors               Alliance High Yield                       Alliance Intermediate Government
   EQ/Putnam Balanced                                                                  Securities
   Merrill Lynch World Strategy                                                      Alliance Money Market
---------------------------------------------------------------------------------------------------------------------
                                    Alliance Equity Index (AVAILABLE ONLY UNDER APO PLUS)
---------------------------------------------------------------------------------------------------------------------

You may also invest in one or more GIROs currently maturing in years 1999 through 2008. Under the Assured Payment Option and APO Plus, GIROs currently maturing in years 2009 through 2012 are also available. The GIRO maturing on February 15, 2013 will become available under the Assured Payment Option and APO Plus on January 2, 1998.

                           [Picture of mature couple]

5. EXPENSES. The Certificate has expenses as follows: There is an annual charge expressed as a percentage of the Guaranteed Minimum Death Benefit. For Plan A the percentage is equal to 0.45% for the 6% to Age 80 Benefit; and 0.30% for the 6% to Age 70 Benefit. For Plan B the percentage is equal to 0.20%. As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks at an annual rate of 0.90%; and a daily charge is deducted for administration expenses at an annual rate of 0.25%.

The charges for the portfolios of HR Trust range from 0.63% to 1.33% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon the EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio), and the amounts for EQ Trust are based on a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year, except that under the Assured Payment Option and APO Plus it is 10%. The withdrawal charge does not apply under certain of the distribution methods available under the Certificate. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                     Year of Contribution Withdrawal

                     1        2       3       4       5      6        7      8+
                  --------------------------------------------------------------
Percentage of
Contribution        7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the Guaranteed Minimum Death Benefit based charge for the optional Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit equal to 0.45%. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                               EXAMPLES
                                                                                             Total Annual
                                TOTAL ANNUAL      TOTAL ANNUAL         TOTAL             Expenses at End of:
                                 CERTIFICATE       PORTFOLIO          ANNUAL             (1)              (2)
INVESTMENT FUND                    CHARGES          CHARGES           CHARGES           1 Year          10 Years

Alliance Conservative Investors      1.15%            0.80%             1.95%           $89.74          $275.75

Alliance Growth Investors            1.15%            0.84%             1.99%           $90.14          $279.80

Alliance Growth & Income             1.15%            0.85%             2.00%           $90.24          $280.80

Alliance Common Stock                1.15%            0.66%             1.81%           $88.35          $261.52

Alliance Global                      1.15%            0.98%             2.13%           $91.53          $293.80

Alliance International               1.15%            1.33%             2.48%           $95.01          $328.00

Alliance Aggressive Stock            1.15%            0.83%             1.98%           $90.04          $278.79

Alliance Small Cap Growth            1.15%            1.20%             2.35%           $93.72          $315.43

Alliance Money Market                1.15%            0.64%             1.79%           $88.15          $259.45

Alliance Intermediate
   Government Securities             1.15%            0.84%             1.99%           $90.14          $279.80

Alliance High Yield                  1.15%            0.91%             2.06%           $90.84          $286.83

UNDER APO PLUS

Alliance Common Stock                1.15%            0.66%             1.81%           $88.35          $233.84

Alliance Equity Index                1.15%            0.63%             1.78%           $88.05          $230.74

BT Equity 500 Index                  1.15%            0.55%             1.70%           $87.26          $250.17

BT Small Company Index               1.15%            0.60%             1.75%           $87.75          $255.35

BT International Equity Index        1.15%            0.80%             1.95%           $89.74          $275.75

MFS Emerging Growth Companies        1.15%            0.85%             2.00%           $90.24          $288.87

MFS Research                         1.15%            0.85%             2.00%           $90.24          $288.87

Merrill Lynch Basic Value
   Equity                            1.15%            0.85%             2.00%           $90.24          $288.87

Merrill Lynch World Strategy         1.15%            1.20%             2.35%           $93.72          $323.50

Morgan Stanley Emerging
   Markets Equity                    1.15%            1.75%             2.90%           $99.19          $375.62

EQ/Putnam Balanced                   1.15%            0.90%             2.05%           $90.74          $293.88

EQ/Putnam Growth & Income
   Value                             1.15%            0.85%             2.00%           $90.24          $288.87

T. Rowe Price Equity Income          1.15%            0.85%             2.00%           $90.24          $288.87

T. Rowe Price International
   Stock                             1.15%            1.20%             2.35%           $93.72          $323.50

Warburg Pincus Small Company
   Value                             1.15%            1.00%             2.15%           $91.73          $303.84


Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any waiver or limitation. For more detailed information, see the Fee table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you also may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS: (1) Lump Sum Withdrawals of at least $1,000 may be taken at any time. Lump Sum Withdrawals are also available under the Distribution Options. (2) Substantially Equal Payment Withdrawals (if you are less than age 59 1/2), paid monthly, quarterly or annually based on life expectancy; (3) Systematic Withdrawals (if you are age 59 1/2 to 70), paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value; and (4) only under Traditional IRA Certificates, Minimum Distribution Withdrawals (after you are age 70 1/2), which pays the minimum amount necessary to meet minimum distribution requirements in the Internal Revenue Code. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of certain withdrawals may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders are subject to income tax and may be subject to a tax penalty.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If you die before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit (except in New York) is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and (2) the amount of the death benefit provided with respect to GIROs.

      The Guaranteed Minimum Death Benefit is a "6% to Age 80 Benefit." We add interest to the initial amount at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) through age 80 (or at your death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

      If you elect Plan A and are between the ages of 20 through 65, you may instead elect a 6% to Age 70 Benefit, for a lower charge.

The death benefit with respect to the GIROs is equal to the amounts in the GIROs, or if greater, the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

The death benefit applicable to Certificates issued in New York is equal to the amounts in the Investment Funds and the GIROs, or if greater, the Guaranteed Minimum Death Benefit.

      The Guaranteed Minimum Death Benefit is reset each year through age 80 to your Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit at your death will never be less than the amounts in the Investment Funds, plus the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

10. OTHER INFORMATION.

BASEBUILDER BENEFIT (PLAN A). The baseBUILDER (available for ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

      Income Benefit -- The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times) your Certificate's value to the Assured Payment Option, the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors. Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future.

      Death Benefit -- As part of the baseBUILDER, a Guaranteed Minimum Death Benefit is provided which is the 6% to Age 80 Benefit or the 6% to Age 70 Benefit, both of which are described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIROs, through the date we receive your Certificate. Some states or Federal income tax regulations may require that we calculate the refund differently. In the case of a complete conversion of an existing Traditional IRA Certificate to a Roth IRA, you may cancel your Roth IRA and return to a Traditional IRA by following the instructions in the request for full conversion form available from the Processing Office or your agent.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging -- You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time the mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging -- You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable Certificate charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIROs.

11. INQUIRIES. If you need more information, please contact your agent. You may also contact us, at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ 07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224



                                [Equitable Logo]



                     [Picture of fountain pen and calendar]



            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
 Income Management Group, 1290 Avenue of the Americas, New York, New York 10104

       (C)1997 The Equitable Life Assurance Society of the United States,
                              All rights reserved.



IM-95-04 PROS(1/98)
CAT. NO. 127135

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                DECEMBER 31, 1997

                 PROFILE OF INCOME MANAGER(R) ACCUMULATORSM(SM)
          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

This Profile is a summary of some of the more important points that you should know and consider before purchasing a Certificate. The Certificate is more fully described in the prospectus which accompanies this Profile. Please read the prospectus carefully.

               [Picture of Equitable Logo "Goddess of Protection"]

1. THE ANNUITY CERTIFICATE. The Accumulator Certificate is a combination variable and fixed deferred annuity issued by Equitable Life. It is designed to provide for the accumulation of retirement savings and for income through the investment, during an accumulation phase, of after-tax money. You may invest in Investment Funds where your Certificate's value may vary up or down depending upon investment performance. You may also invest in Guarantee Periods (also called GIROS) that when held to maturity provide guaranteed interest rates that we have set and a guarantee of principal. If you make any transfers or withdrawals, the GIROs' investment value may increase or decrease until maturity due to interest rate changes. Earnings accumulate under the Certificate on a tax-deferred basis until amounts are distributed. Amounts distributed under the Certificate may be subject to income tax.

The Investment Funds offer the potential for better returns than the interest rates guaranteed under GIROs, but the Investment Funds involve risk and you can lose money. You may make transfers among the Investment Funds and GIROs. The value of GIROs prior to their maturity fluctuates and you can lose money on premature transfers or withdrawals.

The Certificate provides a number of distribution methods during the accumulation phase and for converting to annuity income. The amount accumulated under your Certificate during the accumulation phase will affect the amount of distribution or annuity benefits you receive.

2. ANNUITY PAYMENTS. When you are ready to start receiving income, annuity income is available by applying your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate. You can also have your Certificate's value applied to any of the following ANNUITY BENEFITS:
(1) Life Annuity - payments for your life, (2) Life Annuity - Period Certain - payments for your life, but with payments continuing to the beneficiary for the balance of the 5, 10, 15 or 20 years (as you select) if you die before the end of the selected period; (3) Life Annuity - Refund Certain - payments for your life, with payments continuing to the beneficiary after your death until any remaining amount applied to this option runs out; and (4) Period Certain Annuity
- payments for a specified period of time, usually 5, 10, 15 or 20 years, with no life contingencies. Options (2) and (3) are also available as a Joint and Survivor Annuity - payments for your life, and after your death, continuation of payments to the survivor for life. Annuity benefits (other than the Refund Certain available only on a fixed basis) are available as a fixed annuity, or as a variable annuity, where the dollar amount of your payments will depend upon the investment performance of the Investment Funds. Once you begin receiving annuity payments, you cannot change your annuity benefit.

3. PURCHASE. You can purchase an Accumulator Certificate with $5,000 or more. You may add additional amounts of $1,000 or more at any time (subject to certain restrictions). Subject to certain age restrictions, you may purchase the baseBUILDER(SM) guaranteed benefit in the form of a Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit (Plan A). If you do not elect the combined benefit, the Guaranteed Minimum Death Benefit is provided under the Certificate at a lower charge (Plan B). Both benefits are discussed below. You choose the one that best suits your needs.

INCOME MANAGER is a registered service mark and ACCUMULATOR and baseBUILDER are service marks of The Equitable Life Assurance Society of the United States.

4. INVESTMENT OPTIONS. You may invest in any or all of the following Investment Funds, which invest in shares of corresponding portfolios of The Hudson River Trust (HR TRUST) and EQ Advisors Trust (EQ TRUST). The portfolios are described in the prospectuses for HR Trust and EQ Trust.

---------------------------------------------------------------------------------------------------------------------
                                                     EQUITY SERIES
---------------------------------------------------------------------------------------------------------------------
DOMESTIC EQUITY                         INTERNATIONAL EQUITY                   AGGRESSIVE EQUITY
   Alliance Common Stock                   Alliance Global                         Alliance Aggressive Stock
   Alliance Growth & Income                Alliance International                  Alliance Small Cap Growth
   BT Equity 500 Index                     BT International Equity Index           BT Small Company Index
   EQ/Putnam Growth & Income Value         Morgan Stanley Emerging Markets         MFS Emerging Growth Companies
   MFS Research                              Equity                                Warburg Pincus Small Company
   Merrill Lynch Basic Value Equity        T. Rowe Price International Stock         Value
   T. Rowe Price Equity Income
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
       ASSET ALLOCATION SERIES                                      FIXED INCOME SERIES
---------------------------------------------------------------------------------------------------------------------
   Alliance Conservative Investors      AGGRESSIVE FIXED INCOME                DOMESTIC FIXED INCOME
   Alliance Growth Investors               Alliance High Yield                    Alliance Intermediate
   EQ/Putnam Balanced                                                               Government Securities
   Merrill Lynch World Strategy                                                   Alliance Money Market
---------------------------------------------------------------------------------------------------------------------

You may also invest in one or more GIROs currently maturing in years 1999 through 2008.

                           [Picture of mature couple]

5. EXPENSES. The Certificate has expenses as follows: There is an annual charge expressed as a percentage of the Guaranteed Minimum Death Benefit. For Plan A the percentage is equal to 0.45%. For Plan B the percentage is equal to 0.20%. As a percentage of assets in the Investment Funds, a daily charge is deducted for mortality and expense risks at an annual rate of 0.90%; and a daily charge is deducted for administration expenses at an annual rate of 0.25%.

The charges for the portfolios of HR Trust range from 0.64% to 1.33% of the average daily net assets of HR Trust portfolios, depending upon HR Trust portfolios selected. The charges for the portfolios of EQ Trust range from 0.55% to 1.75% of the average daily net assets of EQ Trust portfolios, depending upon the EQ Trust portfolios selected. The amounts for HR Trust are based on restated values during 1996 (as well as an expense cap for the Alliance Small Cap Growth portfolio) and the amounts for EQ Trust are based on a current expense cap. The 12b-1 fees for the portfolios of HR Trust and EQ Trust are 0.25% of the average daily net assets of HR Trust and EQ Trust, respectively. Charges for state premium and other applicable taxes may also apply at the time you elect to start receiving annuity payments.

A withdrawal charge is imposed as a percentage of each contribution withdrawn in excess of a free corridor amount, or if the Certificate is surrendered. The free corridor amount for withdrawals is 15% of the Certificate's value at the beginning of the year. When applicable, the withdrawal charge is determined in accordance with the table below, based on the year a contribution is withdrawn. The year in which we receive your contribution is "Year 1."

                                   Year of Contribution Withdrawal

                   1       2       3       4       5       6       7       8+
                   -------------------------------------------------------------
Percentage of
Contribution      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%

The following chart is designed to help you understand the charges in the Certificate. The "Total Annual Charges" column shows the combined total of the Certificate charges deducted as a percentage of assets in the Investment Funds and the portfolio charges, as shown in the first two columns. The last two columns show you two examples of the charges, in dollars, that you would pay under a Certificate, and include the Guaranteed Minimum Death Benefit based charge for the optional Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit. The examples assume that you invested $1,000 in a Certificate which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charge. For year 10, the example shows the aggregate of all the annual charges assessed for the 10 years, but there is no withdrawal charge. No charges for state premium and other applicable taxes are assumed in the examples.

                                                                                                       EXAMPLES
                                    TOTAL ANNUAL       TOTAL ANNUAL           TOTAL                  Total Annual
                                    CERTIFICATE         PORTFOLIO             ANNUAL               Expenses at End of:
INVESTMENT FUND                       CHARGES            CHARGES              CHARGES           (1)               (2)
                                                                                               1 Year           10 Years

Alliance Conservative Investors        1.15%               0.80%               1.95%           $89.74           $275.75

Alliance Growth Investors              1.15%               0.84%               1.99%           $90.14           $279.80

Alliance Growth & Income               1.15%               0.85%               2.00%           $90.24           $280.80

Alliance Common Stock                  1.15%               0.66%               1.81%           $88.35           $261.52

Alliance Global                        1.15%               0.98%               2.13%           $91.53           $293.80

Alliance International                 1.15%               1.33%               2.48%           $95.01           $328.00

Alliance Aggressive Stock              1.15%               0.83%               1.98%           $90.04           $278.79

Alliance Small Cap Growth              1.15%               1.20%               2.35%           $93.72           $315.43

Alliance Money Market                  1.15%               0.64%               1.79%           $88.15           $259.45

Alliance Intermediate
   Government Securities               1.15%               0.84%               1.99%           $90.14           $279.80

Alliance High Yield                    1.15%               0.91%               2.06%           $90.84           $286.83

BT Equity 500 Index                    1.15%               0.55%               1.70%           $87.26           $250.17

BT Small Company Index                 1.15%               0.60%               1.75%           $87.75           $255.35

BT International Equity Index          1.15%               0.80%               1.95%           $89.74           $275.75

MFS Emerging Growth
   Companies                           1.15%               0.85%               2.00%           $90.24           $288.87

MFS Research                           1.15%               0.85%               2.00%           $90.24           $288.87

Merrill Lynch Basic Value
   Equity                              1.15%               0.85%               2.00%           $90.24           $288.87

Merrill Lynch World Strategy           1.15%               1.20%               2.35%           $93.72           $323.50

Morgan Stanley Emerging
   Markets Equity                      1.15%               1.75%               2.90%           $99.19           $375.62

EQ/Putnam Balanced                     1.15%               0.90%               2.05%           $90.74           $293.88

EQ/Putnam Growth & Income
   Value                               1.15%               0.85%               2.00%           $90.24           $288.87

T. Rowe Price Equity Income            1.15%               0.85%               2.00%           $90.24           $288.87

T. Rowe Price International
   Stock                               1.15%               1.20%               2.35%           $93.72           $323.50

Warburg Pincus Small
   Company Value                       1.15%               1.00%               2.15%           $91.73           $303.84


Total annual portfolio charges may vary from year to year. For Investment Funds investing in portfolios with less than 10 years of operations, charges have been estimated. The charges reflect any expense waiver or limitation. For more detailed information, see the Fee Table in the prospectus.

6. TAXES. In most cases, your earnings are not taxed until distributions are made from your Certificate. If you are younger than age 59 1/2 when you receive any distributions, in addition to income tax you may be charged a 10% Federal tax penalty on the taxable amount received.

7. ACCESS TO YOUR MONEY. During the accumulation phase, you may receive distributions under a Certificate through the following WITHDRAWAL OPTIONS: (1) Lump Sum Withdrawals of at least $1,000 may be taken at any time, and (2) Systematic Withdrawals, paid monthly, quarterly or annually, subject to certain restrictions, including a maximum percentage of your Certificate's value. You also have access to your Certificate's value by surrendering the Certificate. All or a portion of a withdrawal may be subject to a withdrawal charge to the extent that the withdrawal exceeds the free corridor amount. A free corridor amount does not apply to a surrender. Withdrawals and surrenders may be subject to income tax and a tax penalty. Withdrawals from GIROs prior to their maturity may result in a market value adjustment.

8. PERFORMANCE. During the accumulation phase, your Certificate's value in the Investment Funds may vary up or down depending upon the investment performance of the Investment Funds you have selected. Past performance is not a guarantee of future results.

9. DEATH BENEFIT. If the annuitant dies before amounts are applied under an annuity benefit, the named beneficiary will be paid a death benefit. The death benefit (except in New York ) is equal to (1) your Certificate's value in the Investment Funds, or if greater, the Guaranteed Minimum Death Benefit, and (2) the amount of the death benefit provided with respect to GIROs.

The Guaranteed Minimum Death Benefit is equal to a "6% to Age 80 Benefit" for annuitant ages 20 through 79 at issue of the Certificate. For ages 80 through 83 at issue of the Certificate, the Guaranteed Minimum Death Benefit is a return of the money you invested in the Investment Funds.

         6% to Age 80 Benefit -- We add interest to the initial amount at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) through the annuitant's age 80 (or at the annuitant's death, if earlier). The 6% interest rate will still apply for amounts in the Alliance Money Market Fund under the Special Dollar Cost Averaging program discussed below.

The death benefit with respect to the GIROs is equal to the amounts in the GIROs, or if greater, the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

The death benefit applicable to Certificates issued in New York is equal to the amounts in the Investment Funds and the GIROs, or if greater, the Guaranteed Minimum Death Benefit.

         For annuitant ages 20 through 79 at issue of the Certificate, the Guaranteed Minimum Death Benefit is reset each year through the annuitant's age 80 to your Certificate's value, if it is higher than the prior year's Guaranteed Minimum Death Benefit. For ages 80 through 83 at issue of the Certificate, the Guaranteed Minimum Death Benefit is a return of the money you have invested in the Investment Funds and the GIROs. The Guaranteed Minimum Death Benefit at the annuitant's death will never be less than the amounts in the Investment Funds, plus the amounts in the GIROs reflecting guaranteed interest, but not reflecting any increase due to interest rate changes.

10. OTHER INFORMATION.

QUALIFIED PLANS. If the Certificates will be purchased by certain types of plans qualified under Section 401(a), or 401(k) of the Internal Revenue Code, please consult your tax adviser first. Any discussion of taxes in this profile does not apply.

BASEBUILDER BENEFIT (PLAN A). The baseBUILDER (available for annuitant ages 20 through 75 at issue of the Certificates) is an optional benefit that combines the Guaranteed Minimum Income Benefit and the Guaranteed Minimum Death Benefit. A baseBUILDER benefit (which is different from the one described below) may be available for annuitant issue ages 76 and older. The baseBUILDER benefit is currently not available in New York.

         Income Benefit - The Guaranteed Minimum Income Benefit, as part of the baseBUILDER, provides a minimum amount of guaranteed lifetime income for your future. When you are ready to convert (at specified future times), your Certificate's value to the Income Manager (Life Annuity with a Period Certain) payout annuity certificate the amount of lifetime income that will be provided will be the greater of (i) your Guaranteed Minimum Income Benefit or (ii) your Certificate's current value applied at current annuity purchase factors. Investment performance is not guaranteed. The Guaranteed Minimum Income Benefit provides a safety net for your future.

         Death Benefit - As part of the baseBUILDER, a Guaranteed Minimum Death Benefit is provided which is the 6% to Age 80 Benefit described in "Death Benefit" above.

FREE LOOK. You can examine the Certificate for a period of 10 days after you receive it, and return it to us for a refund. The free look period is longer in some states.

Your refund will equal your Certificate's value, reflecting any investment gain or loss, in the Investment Funds, and any increase or decrease in the value of any amounts held in the GIROs, through the date we receive your Certificate. Some states may require that we calculate the refund differently.

PRINCIPAL ASSURANCE. This option is designed to assure the return of your original amount invested on a GIRO maturity date, by putting a portion of your money in a particular GIRO, and the balance in the Investment Funds in any way you choose. Assuming that you make no transfers or withdrawals of the portion in the GIRO, such amount will grow to your original investment upon maturity.

DOLLAR COST AVERAGING. Special Dollar Cost Averaging - You can elect when you apply for your Certificate to allocate your contribution to the Alliance Money Market Fund and have it transferred from the Alliance Money Market Fund into the other Investment Funds on a monthly basis over the first twelve months, during which time the mortality and expense risks and administration charges will not be deducted from the Alliance Money Market Fund. General Dollar Cost Averaging - You can elect at any time to put money into the Alliance Money Market Fund and have a dollar amount or percentage transferred from the Alliance Money Market Fund into the other Investment Funds on a periodic basis over a longer period of time, and all applicable Certificate charges deducted from the Alliance Money Market Fund will apply. Dollar cost averaging does not assure a profit or protect against a loss should market prices decline.

REBALANCING. You can have your money automatically readjusted among the Investment Funds quarterly, semi-annually or annually in order to retain the investment percentage allocations you select. Rebalancing does not assure a profit or protect against a loss should market prices decline and should be reviewed periodically, as your needs may change.

REPORTS. We will provide you with an annual statement of your Certificate's values as of the last day of each year, and three additional reports of your Certificate's values each year. You also will be provided with written confirmations of each financial transaction, and copies of annual and semi-annual statements of HR Trust and EQ Trust.

You may call toll-free at 1-800-789-7771 for a recording of daily Investment Fund values and guaranteed rates applicable to GIROs.

11. INQUIRIES. If you need more information, please contact your agent. You may also contact us at:

The Equitable Life Assurance Society of the United States
Income Management Group
P.O. Box 1547
Secaucus, NJ  07096-1547
Telephone 1-800-789-7771 and Fax 1-201-583-2224



                                [Equitable Logo]



                     [Picture of fountain pen and calendar]



            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
 Income Management Group, 1290 Avenue of the Americas, New York, New York 10104

       (C)1997 The Equitable Life Assurance Society of the United States,
                              All rights reserved.



IM-95-02 PROS(1/98)
CAT. NO. 127134